EXHIBIT  10.1
===========

                      OPTION  TO  PURCHASE  AGREEMENT
                      -------------------------------

Between:
Costas  Takkas
P.O.  Box  1426
Georgetown,  Grand  Cayman
BWI  Cayman  Islands
(hereinafter  referred  to  as  the  "Optionor")

And:
John  Martin
Suite  133-800,  15355  B  24th  Ave
Surrey,  BC  V4A  2H9
(hereinafter  referred  to  as  the  "Optionee")

Re:     Option to Purchase a 100% interest in the North Mt. Lorne Properties Per
1-10 mineral claims. Grant Nos. YC 08501-YC08510, Whitehorse Mining District, Yukon Territory

This  Agreement  concerns  the North Mt. Lorne Properties as defined in Schedule
A.

The title is registered in the name of Costas Takkas (Optionor). Optionor owns 100% interest in and to the Title. John Martin (Optionee) wishes to acquire the Title under the terms and conditions of this Agreement. Optionor wishes to sell a 100% interest in the Title, net of a 2% NSR, to Optionee.

Optionor warrants that it has the legal right to enter into and consummate this Agreement.

Optionee warrants that he has the legal right and authorization to enter into and consummate this Agreement.

As partial consideration for the rights and responsibilities granted by the Optionor, Optionee agrees to pay to the Optionor the following cash payments:

US$30,000  deemed  paid  upon  signing  of  this  Agreement
(b)     US$25,000  September  1,  2000

5. Optionee shall complete a minimum $80,000 CDN Phase One work program on or before September 1, 1999.

6. Optionee will have the obligation to pay all government taxes and fees related to the Title as they become due.

7. Optionor shall retain a 2% net smelter royalty (the ANSR@), defined in standard industry terms, in all metal production from the property controlled by the Title.

8. At such time as Optionee has made US$55,000 in cash payments and financed all work as contemplated in this Agreement, the ownership to the Title shall be delivered to Optionee and Optionee shall become the sole owner of the Title, subject only to the NSR and the annual advanced royalty payment.

9. Optionee shall be responsible for all legal costs involved with the interpretation of this Agreement, or the execution of a more formal Agreement, and the transfer of Title.

10. Prior to receiving 100% unencumbered right, title and interest in the Title, Optionee shall have the right to deal with its potential right, title and interest in the Title as long as all obligations to Optionor remain uninterrupted.

11. This Agreement shall be governed by the laws of British Columbia, Canada. Any disagreements between the parties, which cannot be settled amicably, shall be governed by a court of competent jurisdiction in British Columbia.

12. The parties hereto agree that, should it be deemed appropriate, they will execute a more formal agreement covering the terms of this Agreement.

13.     Time  shall  be  of  the  essence  in  this  Agreement.

14. This Agreement supersedes all other agreements and arrangements among the parties, whether written or verbal.

Should the terms of this agreement meet your approval, kindly acknowledge with your signature below.

/s/  Costas  Takkas                         /s/  John  Martin
Dated:  December  1,  1998                  Dated  :  December  1,  1998

                               SCHEDULE  A
                      NORTH  MT.  LORNE PROPERTIES


Claim Name. . .  Grant #        Units    Expiry Date
---------------  ---------     -------  -------------

Per 1 . . . . .  YC08501          1       12/12/1999
Per 2 . . . . .  YC08502          1       12/12/1999
Per 3 . . . . .  YC08503          1       12/12/1999
Per 4 . . . . .  YC08504          1       12/12/1999
Per 5 . . . . .  YC08505          1       12/12/1999
Per 6 . . . . .  YC08506          1       12/12/1999
Per 7 . . . . .  YC08507          1       12/12/1999
Per 8 . . . . .  YC08508          1       12/12/1999
Per 9 . . . . .  YC08509          1       12/12/1999
Per 10. . . . .  YC085010         1       12/12/1999

The  claims  are  located  in  the  Whitehorse Mining District, Yukon Territory,
Canada.